
                                         Pacific Century Financial Corporation
                   Exhibit 11 - Statement Regarding Computation of Per Share Earnings
                                             Six Months Ended June 30



                                                                     Fully
                                                   Primary          Diluted
                                                  -----------      -----------

        1997
        ----
        Net Income                                $71,087,000      $71,087,000
                                                  ===========      ===========

        Daily Average Shares Outstanding           39,558,745       39,558,745
        Shares Assumed Issued for Stock Options       499,214          541,752
                                                  -----------      -----------
                                                   40,057,959       40,100,497
                                                  ===========      ===========

        Earnings Per Common Share and
          Common Share Equivalents                      $1.77            $1.77
                                                  ===========      ===========


        1996
        ----
        Net Income                                $67,323,000      $67,323,000
                                                  ===========      ===========

        Daily Average Shares Outstanding           41,014,193       41,014,193
        Shares Assumed Issued for Stock Options       397,073          401,426
                                                  -----------      -----------
                                                   41,411,266       41,415,619
                                                  ===========      ===========

        Earnings Per Common Share and
           Common Share Equivalents                     $1.63            $1.63
                                                  ===========      ===========
